SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PORTFOLIO RECOVERY ASSOCIATES, INC
(Exact name of registrant as specified in its charter)

Delaware	75-3078675
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard, Norfolk, Virginia 23502	23502
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on
Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[X]

Securities Act registration statement file number to which this form relates: 333-99225

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share
(Title of class)

Item 1.      Description of Registrant’s Securities to be Registered

     For a description of the common stock, par value $.01 per share, of the Registrant to be registered hereunder (the “Securities”), reference is made to the information set forth under the caption “Description of Capital Stock” in the prospectus that constitutes a part of the Registrant’s registration statement on Form S-1 originally filed on September 6, 2002 with the Securities and Exchange Commission (File No. 333-99225) and as amended to date and as may be further amended from time to time, which information is incorporated by reference herein. Any form of prospectus subsequently filed by Registrant pursuant to Rule 424(b) under the Securities Act which includes a description of the securities to be registered hereunder shall be deemed to be incorporated by reference into this Registration Statement. The Securities have been approved for listing on the Nasdaq National Market under the symbol “PRAA.”

Item 2.      Exhibits

     The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Exhibit Title or Description

3.1	Amended and Restated Certificate of Incorporation of Registrant (Incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 (file No. 333-99225) filed with the Securities and Exchange Commission on October 30, 2002.)
3.2	Amended and Restated By-Laws of the Registrant (Incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (file No. 333-99225) filed with the Securities and Exchange Commission on October 30, 2002.)
4.1	Form of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1 (file No. 333-99225) filed with the Securities and Exchange Commission on October 15, 2002.)
99.1	The description of the Registrant’s Common Stock set forth under the caption “Description of Capital Stock” in the prospectus that constitutes a part of the Registrant’s registration statement on Form S-1 originally filed on September 6, 2002 with the Securities and Exchange Commission (File No. 333-99225), as amended to date and as may be further amended.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 30, 2002

Portfolio Recovery Associates, Inc.

By:	/ Steven D. Fredrickson/

Steven D. Fredrickson Chief Executive Officer, President and Chairman of the Board of Directors

By:	/ Kevin P. Stevenson/

Kevin P. Stevenson Chief Financial Officer, Senior Vice President, Treasurer and Assistant Secretary